Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

RingCentral, Inc.:

We consent to the use of our report dated February 25, 2014 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California

February 28, 2014